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                                                                   EXHIBIT 10.24


                          SECOND STANDSTILL AGREEMENT
                          ---------------------------

          This Second Standstill Agreement, dated as of April 5, 1996 (the "Standstill Agreement"), is among Sizzler International, Inc. (the "Company"), its wholly-owned subsidiary CFI Insurers, Ltd. ("CFI"), each of the banks identified on the signature pages hereof (each a "Bank" and, collectively, the "Banks") and The Bank of New York, as Agent for the Banks (the "Agent Bank") and as the Issuing Bank (the "Issuing Bank").

                                   RECITALS

          A. The parties hereto are parties to a Revolving Credit Agreement, dated as of March 22, 1995, as amended by a first amendment, dated as of september 18, 1995 (such agreement, as so amended, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined shall have their same respective meanings as set forth in the Credit Agreement.

          B. Based upon the Company's preliminary analysis, the Company's Debt Coverage Ratio for its fiscal quarter ending February 4, 1996 will not satisfy the Debt Coverage Ratio test set forth in Section 8.02(j) of the Credit Agreement.
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          C.   The parties hereto have agreed that during the Standstill Period
(as defined below), there shall be no extension of credit under the Credit Agreement other than as permitted by Section 2 below.

          D. The Issuing Bank has issued a Letter of Credit, dated April 15, 1995, in favor of National Union Fire Insurance Company of Pittsburgh, PA ("NUFI"), as beneficiary, for the amount of CFI in the total amount of $11,320,000 (the "NUFI Letter of Credit"). The NUFI Letter of Credit, which expires on May 12, 1996, will ???? extend for one year unless the Issuing Bank gives timely notice to the contrary.

          E. The Issuing Bank has issued a Letter of Credit dated July 6, 1995, in favor of Insurance Company of North America ("ICNA"), as beneficiary, for the account of CFI in the total amount of $1,350,000 (the "ICNA Letter of Credit"). The ICNA Letter of Credit, which expires on June 30, 1996, will automatically extend for one year unless the Issuing Bank gives timely notice to the contrary.

          F. The parties hereto are prepared to enter into this Standstill Agreement covering the period from the date hereof through May 5, 1995 (the "Standstill Period") inorder, among other things, to better under-

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stand the Company's financial condition and business plan and to permit the
Company to address strategic alternatives.

          The parties are willing to enter into this Standstill Agreement on the terms and conditions set forth herein:


                                   AGREEMENT

          In consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

          1.   No Extension of Credit.  Except with respect to the amendments to
               ----------------------
the NUFI Letter of Credit and the ICNA Letter of Credit as set forth in Section 2 hereof, the Company and CFI agree that, during the Standstill Period, the Banks shall have no obligations to make Loans and the Issuing Bank shall have no obligation to issue Letters of Credit.

          2.   Letters of Credit.  (a)  NUFI.  The Issuing Bank will amend the
               -----------------        ----
NUFI Letter of Credit, so that the expiry date of such letter of credit shall be June 13, 1996.

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          (b)  ICNA.  The Issuing Bank will amend the ICNA Letter of Credit, so
               ----
that the expiry date of such letter of credit shall be July 30, 1996.

          3.   Standstill.  During the standstill period, (a) the company will
               ----------
not, and will not permit any subsidiary to (i) engage in any transaction of the type contemplated by Section 8.02(c) of the Credit Agreement (whether pursuant to the proviso or otherwise); (ii) incur any indebtedness pursuant to Section 8.02(a) (iii); (iii) create, incur or assume any purchase money indebtedness pursuant to Section 8.02(b) (viii); (iv) invest in any joint venture, whether or not such investment would otherwise be permitted by Section 8.02(f) (ix); (v) sell, dispose of or otherwise transfer any shares of capital stock of any Subsidiaries, whether or not such transfer would otherwise be permitted by
Section 8.02(i); (vi) notwithstanding Section 8.02(g) of the Credit Agreement, make or commit to make any capital expenditures exceeding in the aggregate for the Company and all of its Subsidiaries $500,000; (vii) guarantee the payment of or otherwise become obligated for any obligation of any Subsidiary or Affiliate;
(viii) sell, dispose of or otherwise transfer any assets outside of the ordinary course of business, except that the Company may and may

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permit its Subsidiaries to sell one or more Restaurants, as that term is defined in the Company's Franchise Offering Circular Agreement, dated August 18, 1995 (the "Franchise Agreement"), as long as the aggregate amount of all such Restaurants sold or committed to be sold does not exceed $1.5 million ; (ix) guarantee the payment of or otherwise become obligated for any obligation of any Franchisee; (x) purchase any Franchise Unit, as that term is defined in the Franchise Agreement, or Restaurant belonging to a Franchisee; (xi) fail to use its best efforts to reschedule to a date after the Standstill Period the obligation in the approximate amount of $3.9 million of Sizzler international, Inc. to Dailey & Associates, Inc.; (xii) otherwise engage in any activities outside the ordinary course of its or their business; and (b) the Banks, the Agent Bank and the Issuing Bank agree that they shall not take any action pursuant to Section 9.01 of the Credit Agreement or decline to amend the NUFI and ICNA Letters of Credit as contemplated by Section 2 hereof, in either case as a result of any violation or alleged violation of Section 8.02(j) of the Credit Agreement.

          4.  Financial Advisor.  The Agent Bank, on behalf of the Banks, may
              -----------------
retain an independent financial

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advisor to review the Company's financial performance and business plan and advise the Banks with respect thereto. The Company agrees to cooperate with such financial advisors as reasonably requested and to pay all reasonable costs and expenses of such financial advisor; provided, however, that it shall not be obligated to pay any such costs or expenses incurred during the Standstill Period in excess of $25,000.

          5.   Interest. (a) The Company shall pay to the Agent Bank on behalf
               --------
of the Banks all interest accrued but not paid as of May 5, 1996 (including but not limited to the additional interest provided for under Section 5(b) hereof)on the earlier of May 5, 1996 or the date such amounts otherwise are due and payable.

          (b) In addition to all interest provided for under the Credit Agreement, the unpaid portion of any Loan and all other amounts outstanding under the Credit Agreement shall bear additional interest during the Standstill Period at a rate per annum equal to the sum of (i) 1% plus (ii) the interest rate otherwise applicable, changing as and when said interest rate shall change.

          6.   Financial Reporting. (a) No later than May 5, 1996, the Company
               -------------------
shall provided to the Agent its

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business plan, including the Company's analysis of the Company's financial condition and strategic alternatives.

          (b) The Company shall provide to the Agent commencing April 22, 1996 and each week thereafter a forecast of the sources and uses of cash for, at the minimum, the following 4 weeks.

          7.   Company's and CFI's Representations, Warranties and Agreement.
               -------------------------------------------------------------
Each of the Company and CFI hereby represents and warrants to the Agent Bank, the Issuing Bank and the Banks that:

          (a) This Standstill Agreement constitutes the valid and legally binding obligation of each of the Company and CFI, enforceable against the Company and CFI in accordance with its terms. Each of the Company and CFI agrees that the breach by it of its obligations hereunder shall be an Event of Default under the Credit Agreement.

          (b) Expect with respect to Section 8.02(j) of the Credit Agreement, each of the Company and CFI represent and warrant that (i) it has complied and is in compliance with all the terms, covenants and conditions of the Credit Agreement which are binding upon it, and (ii) no Default or Event of Default has occurred and is continuing, and (iii) the representations and warranties

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contained in Article VI of the Credit Agreement and this Standstill Agreement are true with the same effect as though such representations and warranties were made as of the date hereof.

          8.   Miscellaneous
               -------------

          (a) Section headings in this Standstill Agreement are included for convenience of reference only and are not part of this Standstill Agreement for any other purpose.

          (b) This Standstill Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding any choice of law rules that would refer the matter to the laws of another jurisdiction.

          (c) This Standstill Agreement may be executed in one or more counterparts, each of which together shall be deemed an original, and all of which together shall constitute one and the same instrument.

          (d) This Standstill Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (e) At the end of the Standstill Period, the substantive provisions of this Standstill Agreement shall terminate, except that the Company's obligations under

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Sections 4, 5 and 6 hereof and the last sentence of Section 7(a) hereof shall remain in effect. Without limiting the generality of the foregoing, following the termination of the Standstill Period, the Banks the Agent Bank and the Issuing Bank shall have their rights and remedies pursuant to Section 9.01 of the Credit Agreement as a result of a violation of Section 8.02(j) of the Credit Agreement.

          (f) Nothing herein shall be deemed to be an admission that any Bank has any obligation to loan money or otherwise extend credit to the Company or to any of the Company's Subsidiaries or Affiliates, other than as set forth in
Section 2 hereof.

          9.   Effectiveness. This Standstill Agreement shall become effective
               -------------
when the Company, CFI, the Agent Bank, the Issuing Bank and the Required Banks execute and deliver a counterpart hereof to the Agent Bank. A facsimile transmission of a signature page bearing a party's signature shall be deemed the equivalent of the execution and delivery of a counterpart hereof.

          IN WITNESS WHEREOF, this Standstill Agreement has been duly executed by the parties below as of the date set forth above.

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                                             SIZZLER INTERNATIONAL, INC.


                                             By /s/ Christopher R. Thomas
                                                -------------------------
                                                Name:
                                                Title: EVP


                                             CFI INSURERS, LTD.


                                             By /s/ Christopher R. Thomas
                                                -------------------------
                                                Name:
                                                Title:


                                             THE BANK OF NEW YORK,
                                             as Agent Bank


                                             By_________________________
                                               Name:
                                               Title:


                                             THE BANK OF NEW YORK,
                                             as Issuing Bank


                                             By_________________________
                                               Name:
                                               Title:

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                                                   THE BANK OF NEW YORK


                                                   By _________________________
                                                      Name:
                                                      Title:


                                                   BANK OF AMERICA, N.T. & S.A.


                                                   By __________________________
                                                      Name:
                                                      Title:


                                                   CREDIT LYONNAIS
                                                   LOS ANGELES BRANCH


                                                   BY __________________________
                                                      Name:
                                                      Title:



                                                   CREDIT LYONNAIS
                                                   CAYMAN ISLAND BRANCH


                                                   By __________________________
                                                      Name:
                                                      Title:



                                                   THE INDUSTRIAL BANK OF JAPAN,
                                                   LIMITED, LOS ANGELES AGENCY


                                                   By:__________________________
                                                      Name:
                                                      Title

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